Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Fund Service Providers” and “Financial Highlights” in the Prospectus and “Miscellaneous Information - Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the use of our report dated October 31, 2016 on the August 31, 2016 financial statements of Guggenheim BRIC ETF, Guggenheim Defensive Equity ETF, Guggenheim Dow Jones Industrial Average Dividend ETF, Guggenheim Insider Sentiment ETF, Guggenheim Large Cap Optimized Diversification ETF, Guggenheim Mid-Cap Core ETF, Guggenheim Multi-Asset Income ETF, Guggenheim Raymond James SB-1 Equity ETF, Guggenheim Spin-Off ETF, Wilshire Micro-Cap ETF and Wilshire US REIT ETF, which is incorporated by reference in the Registration Statement (Form N-1A) of the Claymore Exchange-Traded Fund Trust to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 510 to the Registration Statement under the Securities Act of 1933 (Form N-1A No. 333-134551).

/s/Ernst & Young LLP

Chicago, Illinois
December 27, 2016